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                                                                     EXHIBIT 4.1

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                                       OF
                           SERIES A PREFERENCE SHARES
                                       OF
                         INGERSOLL-RAND COMPANY LIMITED

     Under Section 43(4) of the Bye-laws of Ingersoll-Rand Company Limited, a Bermuda company (the "Company")

         Pursuant to the authority conferred upon the Board of Directors by
Section 43(4) of the Bye-laws of the Company, the Board of Directors of the Company on ___________, 2001, adopted the following resolution creating a series of 600,000 Preference Shares designated as "Series A Preference Shares":

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Bye-laws and Memorandum of Association, a series of Preference Shares of the Company be and hereby is created, and that the designation and amount thereof and the voting powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         1. Dividend Rights. Subject to the rights of the holders of any shares of any series of Preference Shares (or any similar shares) ranking prior and superior to the Series A Preference Shares with respect to dividends, the holders of Series A Preference Shares, in preference to the holders of Class A Common Shares and Class B Common Shares of the Company and of any other shares of the Company ranking junior to the Series A Preference Shares, the holders of Series A Preference Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July, and October in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a Series A Preference Share (or a fraction of a share), in an amount per share (rounded to the nearest cent) equal to the greater of (a) US$1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Class A Common Shares, declared on Class A Common Shares since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any Series A Preference Share (or a fraction of a share). In the event the Company shall, at any time after the effective time of the merger of Ingersoll-Rand Company, a New Jersey corporation, with and into IR Merger Corporation, a New Jersey corporation (the "Effective Time"), declare or pay any dividend on Class A Common Shares payable in Class A Common Shares, or effect a subdivision or combination or consolidation of the Class A Common Shares then in issue (by reclassification or otherwise than by payment of a dividend in Class A Common Shares) into a greater or lesser number of Class A Common Shares, then in each such case the amount to which the holders of Series A Preference Shares were entitled immediately prior to such event under



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clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Class A Common Shares then in issue immediately after such event and the denominator of which is the number of Class A Common Shares that were then in issue immediately prior to such event.

                  (a) The Company shall declare a dividend or distribution on the Series A Preference Shares as provided in Section 1 of this Certificate immediately after it declares a dividend or distribution on Class A Common Shares (other than a dividend payable in Class A Common Shares); provided that, in the event no dividend or distribution shall have been declared on Class A Common Shares during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of US$1.00 per share on the Series A Preference Shares shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.

                  (b) Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on Series A Preference Shares then in issue from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of the holders of Series A Preference Shares entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preference Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time then in issue. The Board of Directors may fix a record date for the determination of the holders of Series A Preference Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         2. No Redemption. The Series A Preference Shares shall not be redeemable from any holder.

         3. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (a) to the holders of Class A Common Shares or Class B Common Shares or of shares of any other shares of the Company ranking junior, upon liquidation, dissolution or winding up, to the Series A Preference Shares unless, prior thereto, the holders of Series A Preference Shares shall have received US$100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment; provided that the holders of Series A Preference Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to the holders of Class A Common Shares, or (b) to the holders of shares ranking on a parity upon liquidation, dissolution or winding up with the Series A Preference Shares, except distributions made ratably on the Series A Preference Shares and all such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such



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liquidation, dissolution or winding up. In the event the Company shall at any time after the Effective Time declare or pay any dividend on Class A Common Shares payable in Class A Common Shares, or effect a subdivision or combination or consolidation of the Class A Common Shares then in issue (by reclassification or otherwise than by payment of a dividend in Class A Common Shares) into a greater or lesser number of Class A Common Shares, then in each such case the aggregate amount to which the holders of Series A Preference Shares were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Class A Common Shares then in issue immediately after such event and the denominator of which is the number of Class A Common Shares that were then in issue immediately prior to such event.

         4. Voting Rights. The holders of the Series A Preference Shares shall have the following voting rights:

                  (a) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Bye-laws of the Company or required by law, each Series A Preference Share shall entitle the holder thereof to 1000 votes on all matters upon which the holders of Class A Common Shares of the Company are entitled to vote. In the event the Company shall at any time after the Effective Time declare or pay any dividend on Class A Common Shares payable in Class A Common Shares, or effect a subdivision or combination or consolidation of the Class A Common Shares then in issue (by reclassification or otherwise than by payment of a dividend in Class A Common Shares) into a greater or lesser number of Class A Common Shares, then in each such case the number of votes per share to which the holders of Series A Preference Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Class A Common Shares then in issue immediately after such event and the denominator of which is the number of Class A Common Shares that were then in issue immediately prior to such event.

                  (b) Except as otherwise provided in the Bye-laws of the Company and except as otherwise required by law, the holders of Series A Preference Shares, the holders of Class A Common Shares and any other capital shares of the Company having general voting rights and the holders of Class B Common Shares (only to the extent under Bermuda law they have a vote with respect to the proposal in question) shall vote together as one class on all matters submitted to a vote of the Members.

                  (c) Except as set forth herein, or as otherwise provided by law, the holders of Series A Preference Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with the holders of Class A Common Shares or Class B Common Shares as set forth herein) for taking any corporate action.

         5. Certain Restrictions. Certain restrictions relating to the Series A Preference Shares:

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preference Shares as provided in Section 1 are in arrears, thereafter and until all



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accrued and unpaid dividends and distributions, whether or not earned or declared, on Series A Preference Shares then in issue shall have been paid in full, the Company shall not:

                           (i) declare or pay dividends, or make any other
distributions, on any shares ranking junior (as to dividends) to the Series A Preference Shares;

                           (ii) declare or pay dividends, or make any other
distributions, on any shares ranking on a parity (as to dividends) with the Series A Preference Shares, except dividends paid ratably on the Series A Preference Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) except as otherwise expressly provided in the
Bye-laws or except as otherwise required by law, redeem or purchase or otherwise acquire for consideration shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preference Shares; provided that the Company may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for shares of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preference Shares or rights, warrants or options to acquire such junior shares;

                           (iv) redeem or purchase or otherwise acquire for
consideration any Series A Preference Shares, or any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, under subparagraph 5(a) of this Certificate, purchase or otherwise acquire such shares at such time and in such manner.

         6. Cancellation of Reacquired Shares. Any Series A Preference Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.

         7. Effect of Amalgamations. In case the Company shall enter into any amalgamation, consolidation, merger, combination or other transaction in which the Class A Common Shares are converted into, exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case each Series A Preference Share shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Class A Common Share is converted, exchanged or converted.



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In the event the Company shall at any time after the Effective Time declare or pay any dividend on Class A Common Shares payable in Class A Common Shares, or effect a subdivision or combination or consolidation of the Class A Common Shares then in issue (by reclassification or otherwise than by payment of a dividend in Class A Common Shares) into a greater or lesser number of Class A Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of Series A Preference Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Class A Common Shares then in issue immediately after such event and the denominator of which is the number of Class A Common Shares that were then in issue immediately prior to such event.

         8. Rank. The Series A Preference Shares shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to all other series of Preference Shares and senior to Class A Common Shares and Class B Common Shares.

         9. Amendment. If any proposed amendment to this Certificate would alter, change or repeal any of the preferences, powers or special rights given to the Series A Preference Shares so as to affect the Series A Preference Shares adversely, then the holders of the Series A Preference Shares shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of 66-2/3% of the shares of the Series A Preference Shares then in issue, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the Act.

         10. Headings. The headings in this Certificate are for reference only and are not intended to affect the substance of any particular Section or expand or limit its scope.




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         IN WITNESS WHEREOF, the undersigned has executed and subscribed this
Certificate and do affirm the foregoing as true this ___ day of ___________, 2001.


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------




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